Exhibit 10.1

Anthera Pharmaceuticals, Inc.
25801 Industrial Boulevard, Suite B
Hayward, California 94545

July 8, 2015

Lincoln Park Capital Fund, LLC
440 North Wells, Suite 410
Chicago, IL 60654

Dear Sirs:

Reference is made to that certain Purchase Agreement (the “Agreement”), dated as of March 12, 2015, by and between ANTHERA PHARMACEUTICALS, INC., a Delaware corporation, (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).  Capitalized terms used but not otherwise defined shall have the meanings set forth in the Purchase Agreement.

The Company and the Investor agree that effective as of the date hereof the Agreement is amended to replace Section 1(g) of the Agreement in its entirety as follows:

“(g)           “Available Amount” means initially Six Million Dollars ($6,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.”

Very truly yours,

ANTHERA PHARMACEUTICALS, INC.

By:	/s/ May Liu
Acknowledged and agreed:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ALEX NOAH INVESTORS, INC.

By:	/s/ Jonathan Cope